                                  SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  /x/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/x/  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           PACIFIC SCIENTIFIC COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

  ____________________________________________________________________________
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4) Proposed maximum aggregate value of transaction:

          (5) Total fee paid:

/ /  Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing Party:

          (4) Date Filed:

[LOGO]

To Our Shareholders:

     On December 15, 1997, a subsidiary of Kollmorgen Corporation began an unsolicited tender offer for a majority of the outstanding shares of common stock of Pacific Scientific at a price of $20.50 per share in cash, and Kollmorgen proposed to enter into an agreement for the merger of Pacific Scientific with Kollmorgen and in which the remaining Pacific Scientific common stock would be converted into the right to receive shares of common stock of Kollmorgen. YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE KOLLMORGEN TENDER OFFER AND MERGER ARE INADEQUATE AND NOT IN THE BEST INTERESTS OF PACIFIC SCIENTIFIC OR ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU REJECT THE KOLLMORGEN OFFER AND NOT TENDER YOUR SHARES TO KOLLMORGEN.

     In reaching the determination that the Kollmorgen offer and merger are inadequate and not in the best interests of Pacific Scientific or its shareholders, your Board gave careful consideration to Pacific Scientific's financial performance and future prospects; the opinion of Pacific Scientific's financial advisor, BancAmerica Robertson Stephens, that the consideration offered to Pacific Scientific's shareholders (other than Kollmorgen) pursuant to the Kollmorgen offer and merger are inadequate to such shareholders from a financial point of view; the significant conditions to consummation of the Kollmorgen offer; and the other factors described in the attached Schedule 14D-9. We urge you to carefully read the attached document in its entirety, including the opinion of BancAmerica Robertson Stephens included as an annex (which sets forth the assumptions made and matters considered and limitations set forth by BancAmerica Robertson Stephens), so that you will be fully informed as to the Board's recommendation.

     YOUR BOARD OF DIRECTORS BELIEVES THAT THE KOLLMORGEN OFFER AND MERGER FAIL TO RECOGNIZE THE CURRENT VALUE OF PACIFIC SCIENTIFIC. YOUR BOARD CONCLUDED THAT THE INTERESTS OF PACIFIC SCIENTIFIC SHAREHOLDERS WOULD BE BEST SERVED BY PACIFIC SCIENTIFIC EXPLORING ALTERNATIVES TO MAXIMIZE SHAREHOLDER VALUE, AND PACIFIC SCIENTIFIC IS ACTIVELY ENGAGED IN THAT EFFORT.

     Under the terms of the Kollmorgen offer, Kollmorgen cannot accept for payment any shares before the later of 12:00 midnight, New York City time, on Wednesday, January 14, 1998 and the time all of the conditions to the offer have been satisfied or waived. Those conditions include, among others, an affirmative vote of Kollmorgen's own shareholders at a meeting not expected to be held until January 28, 1998. Accordingly, you need not take any action at this time to participate in the Kollmorgen offer which is likely to be extended well beyond the initial expiration date. In addition, any shares already tendered may be withdrawn at any time before the offer's expiration.

     If you have any questions or need any assistance in withdrawing your shares from the Kollmorgen offer please contact MacKenzie Partners, Inc. at (800) 322-2885 Toll-Free or at (212) 929-5500 Collect. You may also check our website, www.pacsci.com, for further developments.

     Your Directors thank you for your continued support.

                                          On behalf of the Board of Directors
                                          Sincerely,

                                          /s/ LESTER HILL

                                          LESTER HILL
                                          Chairman and Chief Executive Officer

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                 SCHEDULE 14D-9
                     SOLICITATION/RECOMMENDATION STATEMENT
                      PURSUANT TO SECTION 14(D)(4) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

                           PACIFIC SCIENTIFIC COMPANY
                           (NAME OF SUBJECT COMPANY)
                           PACIFIC SCIENTIFIC COMPANY
                       (NAME OF PERSON FILING STATEMENT)
                    COMMON STOCK, PAR VALUE $1.00 PER SHARE
                (AND ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                         (TITLE OF CLASS OF SECURITIES)

                                     694806
                     (CUSIP NUMBER OF CLASS OF SECURITIES)

                            ------------------------

                                  LESTER HILL
                             CHAIRMAN OF THE BOARD
                          AND CHIEF EXECUTIVE OFFICER
                      620 NEWPORT CENTER DRIVE, SUITE 700
                        NEWPORT BEACH, CALIFORNIA 92660
                                 (714) 720-1714
                 (NAME, ADDRESS AND TELEPHONE NUMBER OF PERSON
                AUTHORIZED TO RECEIVE NOTICE AND COMMUNICATIONS
                   ON BEHALF OF THE PERSON FILING STATEMENT)

                            ------------------------

                                With Copies To:

         ADAM O. EMMERICH, ESQ.                 WILLIAM J. SIMPSON, ESQ.
     WACHTELL, LIPTON, ROSEN & KATZ      PAUL, HASTINGS, JANOFSKY & WALKER, LLP
          51 WEST 52ND STREET                       695 TOWN CENTER
        NEW YORK, NEW YORK 10019              COSTA MESA, CALIFORNIA 92826
             (212) 403-1000                          (714) 668-6200

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 1.  SECURITY AND SUBJECT COMPANY.

     The name of the subject company is Pacific Scientific Company (the 'Company' or 'Pacific Scientific'). The address of the principal executive offices of the Company is 620 Newport Center Drive, Suite 700, Newport Beach, California 92660. This Solicitation/Recommendation Statement on Schedule 14D-9 (this 'Statement' or this 'Schedule 14D-9') relates to the Company's common stock, par value $1.00 per share (including the associated Existing Rights, the 'Common Stock'), and the associated preferred stock purchase rights (the 'Existing Rights') issued pursuant to that certain Shareholder Protection Agreement dated as of November 7, 1988 between the Company and First Interstate Bank, Ltd., as Rights Agent. All references herein to 'Shareholders' shall mean holders of Common Stock.

ITEM 2.  TENDER OFFER OF BIDDER.

     This Statement relates to the tender offer by Torque Corporation ('Bidder'), a Delaware Corporation and a wholly owned subsidiary of Kollmorgen Corporation, a New York corporation ('Kollmorgen' or 'Parent'), to purchase 6,347,241 shares of Common Stock (including the associated Existing Rights) (or such greater or lesser number of shares of Common Stock that, when added to the number of shares of Common Stock owned by Kollmorgen and Bidder, will constitute a majority of the Common Stock outstanding on a fully diluted basis) (the 'Minimum Number'), at a price of $20.50 per share, net to the seller in cash on the terms and subject to the conditions set forth in the Offer to Purchase, dated December 15, 1997, and in the related Letter of Transmittal (which together constitute the 'Kollmorgen Offer'). The Kollmorgen Offer is disclosed in a Tender Offer Statement on Schedule 14D-1, dated December 15, 1997 (the 'Schedule 14D-1'), as filed with the Securities and Exchange Commission (the 'Commission'). The Kollmorgen Offer states that the principal executive offices of Kollmorgen and Bidder are located at Reservoir Place, 1601 Trapelo Road, Waltham, Massachusetts 02154.

     According to the Schedule 14D-1, Parent is also seeking to negotiate with the Company a definitive merger agreement pursuant to which the Company would, as soon as practicable following consummation of the Kollmorgen Offer, consummate a merger or similar business combination with Kollmorgen, Bidder or another direct or indirect subsidiary of Kollmorgen (the 'Proposed Merger'). According to the Schedule 14D-1, in the Proposed Merger, each share of Common Stock then outstanding (other than shares held by the Company or any wholly owned subsidiary of the Company and Shares owned by Parent, Bidder or any other direct or indirect wholly owned subsidiary of Parent and shares held by Shareholders who properly exercised their appraisal rights) would be converted into the right to receive shares of common stock, par value $2.50 per share, of Kollmorgen ('Kollmorgen Common Stock'). The Schedule 14D-1 states that the exact number of shares of Kollmorgen Common Stock into which each share of Common Stock will be converted in the Proposed Merger will be determined by a formula based upon the price of Kollmorgen Common Stock during a fixed period prior to the time the Proposed Merger would be voted upon by the holders of Common Stock and having a nominal value of $20.50 per share of Common Stock, subject to a collar which could have the effect, should the price of the Kollmorgen Common Stock fall below a specified trading price, of rendering the immediate market value of the shares of Kollmorgen Common Stock which would be received in the proposed Merger less than $20.50. The Kollmorgen Offer and Proposed Merger are together referred to herein as the 'Business Combination.'

     Also on December 15, 1997, Bidder and Parent filed proxy materials to solicit Shareholders to act by written consent (the 'Kollmorgen Solicitation') to call a special meeting of Shareholders, at which meeting Parent has stated that it will ask the Shareholders to: (i) remove from office all members of the Company's Board of Directors (the 'Board'); (ii) fill the newly created vacancies on the Board by electing six persons nominated by Parent to the Board, who are expected to take such actions, subject to their fiduciary duties under applicable law, as may be necessary to consummate the Kollmorgen Offer and the Proposed Merger; and (iii) repeal any and all provisions of the Bylaws of the Company (the 'Company Bylaws') that have not been duly filed by the Company with the Commission prior to August 11, 1997, including any and all amendments to the Company Bylaws adopted on or after December 15, 1997. The Company has separately filed with the Commission solicitation materials relating to the Kollmorgen Solicitation. Shareholders are urged to read those materials carefully before taking any action with respect to the Kollmorgen Solicitation.

ITEM 3.  IDENTITY AND BACKGROUND.

     (a) The name and business address of the Company, which is the person filing this Statement, are set forth in Item 1 above.

     (b) Except as described herein or on pages 2, 3 and 5 through 10 of the Company's proxy statement, dated March 14, 1997 (the '1997 Proxy Statement'), relating to the Company's 1997 Annual Meeting of Shareholders, which are filed as Exhibit 1 to this Statement and are incorporated herein by reference, or as otherwise set forth herein, to the knowledge of the Company, as of the date hereof, there are no material contracts, agreements, arrangements or understandings, or any actual or potential conflicts of interest, between the Company or its affiliates and (i) the Company, its executive officers, directors or affiliates or (ii) Bidder, Parent or their respective executive officers, directors or affiliates.

     Employment Agreements. The Company entered into an Employment Agreement dated as of February 17, 1997 with Lester 'Buck' Hill, Chairman of the Board, and Chief Executive Officer of the Company (the 'Hill Employment Agreement'). The Hill Employment Agreement is for a term ending on December 31, 2000 (which automatically extends for one additional year if notice is not given by Mr. Hill or the Company to the other that such term shall not be so extended), unless further extended or sooner terminated as provided therein. The compensation payable to Mr. Hill thereunder consists of (i) $325,000 annually; (ii) a performance bonus payable within ninety days after the end of the fiscal year of the Company in an amount to be determined by the Board, which amount is designed to equal 75% of Mr. Hill's then current base salary if targeted performance is achieved; (iii) the grant of a nonstatutory stock option to purchase 250,000 shares of Common Stock; and (iv) certain medical insurance and other benefits. On June 18, 1997, the Board authorized the Company to enter into certain employment agreements (the 'Additional Employment Agreements' and, collectively with the Hill Employment Agreement, the 'Employment Agreements') with David L. Schlotterbeck and Winston E. Hickman, who are, respectively, President and

Senior Vice President and Chief Financial Officer of the Company.

     The Additional Employment Agreements are for a term ending on December 31, 2000 (which automatically extends for one additional year if notice is not given by the Company or the employee that such term shall not be extended), unless further extended or sooner terminated as provided in such agreement. The compensation payable to Mr. Schlotterbeck and Mr. Hickman is comprised of (i) $260,000 annually and $186,000 annually, respectively; (ii) a performance bonus payable within ninety days after the end of the fiscal year of the Company in an amount as determined by the Chief Executive Officer of the Company pursuant to such Additional Employment Agreements, which amount is designed to equal 50% and 35%, respectively, of the executive's then current base salary if targeted performance is achieved; (iii) the grant of a nonstatutory stock option to purchase, with respect to Mr. Schlotterbeck, 150,000 shares of Common Stock, and with respect to Mr. Hickman, 50,000 shares of Common Stock; and (iv) certain medical insurance and other benefits.

     Each of the Employment Agreements is terminable for (i) 'Cause,' as such term is defined in such Agreements, (ii) death, (iii) disability, (iv) other than for Cause, or (v) upon resignation for 'Good Reason,' as such term is defined in such Employment Agreements. Upon termination for Cause, death or disability, the executive is entitled to receive only the portion of salary that has been earned up to the date of termination (including compensation for any accrued and unused vacation, reimbursement for business expenses, applicable life insurance proceeds, or applicable benefits) (the 'Minimum Payment'). Upon termination for Good Reason, or other than for Cause, death or disability, the executive shall receive the Minimum Payment and a severance payment of 24, 18 and 12 months of then-current salary of Messrs. Hill, Schlotterbeck and Hickman, respectively, payable at the option of the executive in either (i) a lump sum within thirty days after the date of termination, or (ii) in semi-monthly installments over the applicable period after the date of termination. Pursuant to the Employment Agreements, upon termination within one year following a Change of Control of the Company (as such term is defined below), or in the event the Company, following a Change of Control of the Company, delivers notice to the executive that it is not extending the term of such executive's employment for one year, then the Company shall be obligated to pay the executive the items enumerated in the preceding sentence.

     The foregoing descriptions are qualified in their respective entireties by reference to the Employment Agreements, copies of which are attached as Exhibits 3, 4 and 5 to this Statement and are incorporated herein by reference.

     In lieu of receiving 1997 bonuses which would normally be payable during the first 90 days of 1998, the Company will pay Messrs. Hill, Schlotterbeck and Hickman bonuses in 1997 in the amounts of $290,000, $245,000 and $85,000. To the extent such amounts exceed the bonuses which would otherwise be payable in 1998, such excess shall reduce future bonuses and/or severance payments otherwise payable to such executives.

     Stock Option Agreements. Pursuant to the Hill Employment Agreement, Mr. Hill has entered into a Nonstatutory Stock Option Agreement with the Company dated as of February 18, 1997 (the 'Hill Stock Option Agreement') pursuant to which the Company granted to Mr. Hill an option (the 'Hill Option') to purchase 250,000 shares of Common Stock (subject to adjustment in certain circumstances) at an exercise price of $12.625 per share. The Hill Option is not intended to qualify as an incentive stock option under the Internal Revenue Code of 1996, as amended (the 'Code') and was not issued under the Company Stock Option Plan. The Hill Option becomes exercisable in cumulative increments of 50,000 shares on February 18 in each of 1997, 1998, 1999, 2000 and 2001. The Hill Option expires on February 18, 2007. Pursuant to the Employment Agreements as described above, Mr. Schlotterbeck and Mr. Hickman have entered into Nonstatutory Stock Option Agreements with the Company as of July 7, 1997 (together with the Hill Option Agreement, the 'Stock Option Agreements'). Pursuant to the Stock Option Agreements the Company granted Mr. Schlotterbeck and Mr. Hickman the options (the 'Options') to purchase with respect to Mr. Schlotterbeck up to 150,000 shares of Common Stock, and with respect to Mr. Hickman, 50,000 shares of Common Stock (subject to adjustments in certain circumstances), at a price of $13.94 per share. The Options are not intended to qualify as incentive stock options under the Code and were issued outside the Company Stock Option Plan. The Options become exercisable in cumulative increments of, in the case of Mr. Schlotterbeck, 37,000 shares, and in the case of Mr. Hickman, 12,500 shares, on each of July 7, 1998, July 7, 1999, July 7, 2000 and July 7, 2001. The Options expire on July 7, 2007. Notwithstanding the foregoing, upon a Change of Control of the Company, the Options automatically become fully exercisable as to all shares subject thereto.

     For the purposes of the Employment Agreements and the Stock Option Agreements, 'Change of Control' of the Company shall be deemed to have occurred if (i) the shareholders of the Company approve a definitive agreement to sell, transfer, or otherwise dispose of all or substantially all of the Company's assets and properties; (ii) any 'person' (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act')) is or becomes the 'beneficial owner' (as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; provided, however, that the following shall not constitute a 'Change in Control' of the Company: (a) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities); (b) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; (iii) the shareholders of the Company approve the dissolution or liquidation of the Company; or (iv) the shareholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another entity or entities, the result of which merger or consolidation is that less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by holders of the Company's common stock immediately prior to the merger.

     The foregoing descriptions are qualified in their respective entireties by reference to the Stock Option Agreements, copies of which are attached hereto as Exhibits 6, 7 and 8 and are incorporated herein by reference.

     Severance Plan. On December 21, 1997, the Company adopted the 1997 Pacific Scientific Company Change of Control Severance Plan (the 'Severance Plan') to establish its severance policies and commitments in the change in control context. The Severance Plan was adopted to guarantee severance benefits to key employees in the event of their termination following a change of control. The Severance Plan explicitly precludes any provision from taking effect to the extent that it would prevent a business transaction from qualifying for pooling of interests accounting. Similarly, the Severance Plan generally prohibits payments that the Company believes will be subject to golden parachute tax penalties or that would be nondeductible under the deduction limit on nonperformance-based compensation under Section 162(m) of the Code. Under the Severance Plan, the Company has agreed under certain circumstances to indemnify participants for the taxes, penalties and costs incurred by them if it ultimately is determined that a participant received excess parachute payments.

     Subject to the foregoing, the Severance Plan authorizes the Company's Executive Committee to extend participation selectively to the Company's corporate officers and corporate staff, to its group and division presidents, to persons who directly report to division presidents, to other comparable employees and to other key employees. The Company's Executive Committee has thus far extended severance benefits to 51 individuals. Pursuant to those benefits, in the event a 'change in control' occurs and a participant is terminated by the Company (or its successor) without cause or resigns for 'good reason' (as defined under the Severance Plan), within two years from the date of such event, the individual would receive a lump sum severance benefit of from 12 to 130 weeks of salary and target bonus, depending on the individual's position (130 weeks in the case of Messrs. Hill, Schlotterbeck and Hickman and from 52 to 104 weeks in the case of other executive officers), and would receive group insurance benefit continuation for an equivalent period. In no event, however, would participants receive less than one month of severance for each year of service to the Company (subject to an 18 month cap).

     For the purpose of the Severance Plan, a 'change of control' includes each of the following: (i) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of substantially all the assets of another entity, in each case, unless, following such transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Shares and the Company's outstanding voting securities immediately prior to such transaction beneficially own, directly or indirectly, more than 60%, respectively, of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities, as the case may be, of the surviving entity in such transaction in substantially the same proportions as their ownership, immediately prior to such transaction of the then-outstanding shares of common stock and then-outstanding voting securities, as the case may be, (B) no individual, entity or group (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such transaction) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such transaction or the combined voting power of the outstanding securities of such corporation except to the extent that such ownership existed prior to such transaction, and (C) at least a majority of the members of the board of directors of the corporation resulting from such transaction were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such transaction; (ii) the acquisition by any individual, entity or group of 20% or more of either the Shares or the combined voting power of the outstanding voting securities of the Company (in either case other than acquisitions by the Company, directly from the Company and by employee benefit plans of the Company or any entity controlled thereby;
(iii) individuals who, as of December 21, 1997, constitute the Board (the 'Incumbent Board') cease for any reason to constituted at least a majority of the Board (except that any individual becoming a director subsequent to such date whose election, or nomination for election by the Shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest, including a contest for the removal of directors and certain other contests); (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; and (v) the Board adopts a resolution to the effect that, for purposes of the Severance Plan, a change in control has occurred.

     The Severance Plan will expire on December 31, 2002, unless terminated sooner, which the Company can do prior to a change in control, other than in anticipation of a change in control.

     As of the date of this Statement, the Executive Committee of the Board has designated each of the Company's executive officers, among others, as participants in the Severance Plan.

     The foregoing description is qualified in its entirety by reference to the Severance Plan, a copy of which is attached to this Statement as Exhibit 9 and is incorporated herein by reference.

     Option Plan Amendments. On December 21, 1997, the Company amended its existing stock option plans (and all outstanding options issued pursuant to those plans) such that in the event of a change in control (within the meaning of the Severance Plan), all outstanding options will be immediately exercisable by the holder thereof as to all shares subject thereto, subject to the Severance Plan's pooling and golden parachute limitations. See 'Certain Stock Ownership Information' below for information respecting participation in such plan by certain officers and directors of the Company. On the same date, the Company entered into amendments to the Stock Option Agreements with Messrs. Hill, Hickman and Schlotterbeck, respectively, providing for comparable amendments giving them the benefit of such amendments to the extent such amendments are more favorable than the existing provisions with respect to a change of control of the Company.

     The foregoing description is qualified in its entirety by reference to the instruments effecting such amendments, copies of which are filed as Exhibits 10 through 14 to this Statement and are incorporated herein by reference.

     Indemnification Agreements. On December 21, 1997, the Board approved indemnification agreements between the Company and each of the Company's directors and Messrs. Schlotterbeck and Hickman. The Company agreed to indemnify and advance expenses to the individual indemnitees pursuant to terms of the agreements and to the fullest extent permitted by law in effect on the date of the agreement and to such greater extent as applicable law may from time to time permit. In the event there is a change of control of the Company, the indemnitees would be presumed to be entitled to indemnification under the agreements if they submit a request for indemnification in accordance with the agreement. The indemnitee's rights to be indemnified and to receive the advancement of expenses as provided for in the agreements are not exclusive of any other rights such persons may be entitled to under applicable law, the Company's Articles of Incorporation or the Company Bylaws, any other agreement, a vote of the shareholders, a resolution of the directors or otherwise.

     The foregoing description is qualified in its entirety by reference to the Form of Indemnification Agreement, a copy of which is attached as Exhibit 2 to this Statement and incorporated herein by reference.

     Certain Stock Ownership Information. In addition to the information set forth in the 1997 Proxy Statement under the captions 'Common Stock Ownership,' 'Executive Compensation,' 'Option Grants in Last Fiscal Year' and 'Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option Values,' and in addition to the information provided above, the following sets forth certain information regarding securities of the Company owned beneficially or of record by the Company's directors, executive officers and affiliates:

     As of the date of this Statement, William T. Fejes, Senior Vice President of the Company, is the holder of options to purchase (i) 800 shares of Common Stock at an exercise price of $9.0625 per share which is fully exercisable; (ii) 3,600 shares of Common Stock at an exercise price of $13.8125 per share which is exercisable as to 2,700 shares and becomes exercisable as to the remaining shares in 1998; (iii) 5,000 shares of Common Stock at an exercise price of $16.75 which is exercisable as to 2,500 shares and becomes exercisable as to an additional 1,250 shares in each of 1998 and 1999; and (iv) 8,000 shares of Common Stock at an exercise price of $20.875 per share which is exercisable as to 2,000 shares and becomes exercisable as to an additional 2,000 shares in each of 1998, 1999 and 2000.

     As of the date of this Statement, Steven Breitzka, a Vice President of the Company, beneficially owns 2,484 Shares. Mr. Breitzka is also the holder of options to purchase (i) 6,150 and 5,000 shares of Common Stock at exercise prices of $7.5625 and $9.0625 per share, respectively, each of which is fully exercisable; (ii) 6,000 shares of Common Stock at an exercise price of $13.8125 per share which is exercisable as to 4,500 shares and becomes exercisable as to the remaining shares in 1998; (iii) 4,000 shares of Common Stock at an exercise price of $16.75 per share which is exercisable as to 2,000 shares and becomes exercisable as to an additional 1,000 shares in each of 1998 and 1999; and (iv) 4,000 shares of Common Stock at an exercise price of $20.875 per share which is exercisable as to 1,000 shares and becomes exercisable as to an additional 1,000 shares in each of 1998, 1999 and 2000.

     On April 23, 1997, each of the members of the Board (other than Mr. Hill) was granted an option to purchase 3,000 shares of Common Stock at an exercise price of $13.00 which is fully exercisable, and Messrs. Fejes and Breitzka, and Messrs. Richard Knoblock and Steven Yasbek, Vice Presidents of the Company, were granted options to purchase 5,000, 8,000, 8,000 and 14,000 shares of Common Stock, respectively, at an exercise price of $11.75 per share, each of which becomes exercisable in four equal increments in each of 1998, 1999, 2000 and 2001. On May 29, 1997, Messrs. Fejes, Breitzka, Knoblock and Yasbek were granted options to purchase 3,000, 1,000, 2,000 and 1,000 shares of Common Stock, respectively, at an exercise price of $13.00 per share, each of which becomes exercisable in four equal increments in each of 1998, 1999, 2000 and 2001.

     The foregoing descriptions are qualified in their respective entireties by reference to the texts of the applicable agreements, plans, policies, notes and other documents, copies of which are filed as Exhibits 15 through 18 to this
Schedule 14D-9 and are incorporated herein by reference.

ITEM 4.  THE SOLICITATION OR RECOMMENDATION.

     (a) On December 9, 1997, the Company received a written proposal by Kollmorgen (the 'Original Kollmorgen Proposal') for a business combination between Kollmorgen and the Company in which Kollmorgen proposed that the Shareholders would receive consideration of $20.50 per share, half in cash and the balance in Kollmorgen stock (without specifying the basis on which such stock would be valued), and related matters. At such meeting, the Board authorized Mr. Hill to respond to Kollmorgen and inform it that the Company would respond to the Original Kollmorgen Proposal after having had the chance to fully consider the matter. A copy of the Original Kollmorgen Proposal is attached hereto as Exhibit 19 and is incorporated herein by reference. The Kollmorgen Offer was commenced on December 15, 1997. The Board met on December 17 and 21, 1997 to consider the Kollmorgen Offer and related matters. At those meetings, the Board considered the Company's business, financial condition, results of operations, current business strategy and future prospects, recent and historical market prices for the Common Stock, the terms of the Original Kollmorgen Proposal, the terms and conditions of the Kollmorgen Offer and the Proposed Merger, strategic and other potential alternatives to the Kollmorgen Offer and the Proposed Merger, and other matters, including information presented by the Company's management, BancAmerica Robertson Stephens ('BARS'), the Company's financial advisor, and the Company's legal advisors. At the meeting on December 21, 1997 the Board unanimously determined that the Kollmorgen Offer and the Business Combination are inadequate and not in the best interests of the Company or its Shareholders and, although the Board has not made any decision to sell the Company or engage in a business combination with another company or in any other extraordinary transaction, also determined that the interests of the Company and its Shareholders would be best served by the Company exploring strategic and other alternatives available to it to maximize Shareholder value. ACCORDINGLY, THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS REJECT THE KOLLMORGEN OFFER AND NOT TENDER ANY SHARES PURSUANT THERETO. The Board has directed management and the Company's advisors to explore such strategic and other alternatives and to report back to the Board promptly with respect thereto. See Item 7(a) below.

     At its December 21st meeting, the Board unanimously (i) determined to redeem the Existing Rights and simultaneously adopted a new Preferred Share

Purchase Rights Plan (the 'New Rights Agreement') and declared a dividend distribution of new preferred share purchase rights ('New Rights') thereunder;
(ii) declined to render the Existing Rights or the New Rights inapplicable to the Kollmorgen Offer or the Proposed Merger; and (iii) declined to recommend the Kollmorgen Offer or the Proposed Merger or to approve the Proposed Merger for purposes of Article FIFTH of the Company's Articles of Incorporation ('Article Fifth'). See Item 8 below.

     Copies of the letter to the Company's Shareholders communicating the Board's recommendations and the press release relating thereto are filed as Exhibits 20 and 21, respectively, to this Schedule 14D-9 and are incorporated herein by reference.

     (b) In reaching the conclusions and recommendations described above, the Board considered a number of factors, including, without limitation, the following:

          (i) The Board's familiarity with, and information provided by the Company's management as to, the business, financial condition, results of operations, current business strategy and future prospects of the Company, the nature of the markets in which the Company operates, the Company's position in such markets, the historical and current market prices for the Common Stock, and the strength of the Company's management team;

          (ii) Information provided by BARS concerning the Company and the financial aspects of the Kolmorgen Offer and the Proposed Merger, and the written opinion of BARS to the effect that the consideration offered in the Business Combination is inadequate to the Shareholders (other than Kollmorgen and Bidder), from a financial point of view; the full text of such opinion, dated December 21, 1997, which sets forth the assumptions made and matters considered and limitations set forth by BARS, is included as Annex A hereto and should be read in its entirety;

          (iii) The Board's commitment to protecting the best long- and short-term interests of the Company and its Shareholders and enhancing the value of the Company, including the possibility that these interests may be best served by the continued independence of the Company, particularly in light of the Board's belief that pursuit of the Company's strategic plan, including refinements that may result from management's ongoing review, will produce greater short-term and long-term value for the Shareholders than the Business Combination, including the Kollmorgen Offer;

          (iv) Information provided by the Company's management and by BARS relating to certain strategic and other alternatives potentially available to the Company for maximizing shareholder value;

          (v) the view of the Company's management that a strategy of investigating alternative strategic and other transactions could lead to a value for the Shares in excess of that share of Common Stock offered in the Kollmorgen Offer and the Proposed Merger;


          (vi) The uncertainty as to the actual value to the Shareholders of the shares of Kollmorgen Common Stock which would be received in the Proposed Merger, resulting from, among other things, the lack of disclosure in the
     Schedule 14D-1 concerning the Proposed Merger, the Kollmorgen Common Stock, Parent and its business and operations, and the fact that Parent and Bidder specifically state that there can be no assurance that the requirements for tax-free reorganization treatment will be satisfied and neither Parent nor Bidder is obligated to undertake to qualify the Proposed Merger as a tax-free reorganization;

          (vii) The fact that, as a result of uncertainties about the actual value of the Proposed Merger and the merits of a longer-term investment in Parent, the Kollmorgen Offer and the Business Combination are structured as a two-tiered, front-end-loaded transaction that is intended to coerce stockholders to tender their shares into the Kollmorgen Offer to avoid receiving in the proposed squeeze out merger shares of Kollmorgen Common Stock that may or may not have a value of $20.50 per Share;

          (viii) The Board's and management's commitment to protecting the best interests of the Shareholders and enhancing the value of the Company;

          (ix) The disruptive effect the Kollmorgen Offer and the Proposed Merger are having on the Company and the potential adverse effect of the Business Combination on the interests of the Company and its employees, suppliers, creditors and customers, and on the interests of the communities in which the Company operates, which the Board also believes will adversely affect the value of the Company and the interests of the Shareholders;

          (x) The significant conditions of the Kollmorgen Offer, including, among other things, the requirements that consummation of the Kollmorgen Offer is conditioned upon, among other things:

             (a) There being validly tendered and not withdrawn prior to the expiration of the Kollmorgen Offer at least the Minimum Number of Shares (the 'Minimum Condition');

             (b) The expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended ('HSR Act') (the 'HSR Condition');

             (c) Kollmorgen and Bidder obtaining, prior to the expiration of the Kollmorgen Offer, on terms satisfactory to Kollmorgen, in its sole discretion, sufficient financing to enable consummation of the Kollmorgen Offer and the Proposed Merger (the 'Financing Condition'), with regard to which the Board noted that the required financing has not yet been obtained and is itself subject to a variety of conditions;

             (d) Bidder being satisfied, in its sole discretion, that the Existing Rights have been redeemed or invalidated or are otherwise inapplicable to the Kollmorgen Offer and the Proposed Merger (the 'Rights Condition').

             (e) Bidder being satisfied, in its sole discretion, that the Kollmorgen Offer and the Proposed Merger have been approved for purposes of Article Fifth, or Article Fifth has been invalidated or is otherwise satisfied with respect to the Kollmorgen Offer and the Proposed Merger (the 'Article Fifth Condition');

             (f) The approval of shareholders of Kollmorgen of the issuance of the Kollmorgen Common Stock to be issued in the Proposed Merger; in that regard the Board noted that Kollmorgen intends to hold a special meeting of its shareholders on or about January 28, 1998, a full two weeks after the Kollmorgen Offer is scheduled to expire, for the purpose of approving the issuance of Kollmorgen Common Stock in the Proposed Merger;

             (g) That there shall not have been threatened, instituted or be pending any action or proceeding, which, among other things, directly or indirectly relates to the Kollmorgen Offer or which otherwise, in the sole judgment of Bidder, might materially adversely affect the Company or any of its subsidiaries or Bidder, Parent or any other affiliate of Parent or the value of the Shares, or which otherwise, in the sole judgment of Bidder, is reasonably likely to materially adversely affect the business, operations (including, without limitation, results of operations), properties (including, without limitation, intangible properties), condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) or prospects of either the Company or any of its subsidiaries or Parent;

             (h) That there shall not have been any action taken, or any statute, rule, regulation, legislation, interpretation, judgment, order or injunction enacted, entered, enforced, promulgated, amended, issued or deemed applicable to (i) Parent, Bidder or the Company or (ii) the Kollmorgen Offer or the Proposed Merger or other business combination by Bidder or Parent with the Company, by any legislative body, court, government or governmental, administrative or regulatory authority or agency, domestic or foreign, other than the routine application of the waiting period provisions of the HSR Act to the Kollmorgen Offer or the Proposed Merger, which, in the sole judgment of Bidder, is reasonably likely to result, directly or indirectly, in any of the consequences referred to in paragraph (g) above;

             (i) That there shall not have occurred any change, condition, event or development that, in the sole judgment of Bidder, is or is reasonably likely to be materially adverse to the business, operations (including, without limitation, results of operations), properties (including, without limitation, intangible properties), condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) or prospects of the Company or any of its subsidiaries;

             (j) That there shall not have occurred (i) any general suspension of, or limitation on prices for, trading in securities on the NYSE, (ii) any decline, measured from the close of business on December 12, 1997, in the Standard & Poor's 500 Index by an amount in excess of 15%, (iii)

        any material adverse change in United States currency exchange rates or a suspension of, or limitation on, currency exchange markets, (iv) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (v) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, on, or other event that, in the sole judgment of Bidder, might affect the extension of credit by banks or other lending institutions, (vi) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or (vii) in the case of any of the foregoing existing on December 12, 1997, a material acceleration or worsening thereof;

             (k) That the Company or any of its subsidiaries, joint ventures or partners or other affiliates shall not have, directly or indirectly, (i) split, combined or otherwise changed, or authorized or proposed a split, combination or other change of, the Shares or its capitalization (other than by redemption of the Existing Rights in accordance with their terms as such terms have been publicly disclosed prior to the date of the Kollmorgen Offer), (ii) acquired or otherwise caused a reduction in the number of, or authorized or proposed the acquisition or other reduction in the number of, outstanding Shares or other securities (other than as aforesaid), (iii) issued or sold, or authorized or proposed the issuance, distribution or sale of, additional Shares (other than the issuance of Shares under option prior to the date of the Kollmorgen Offer, in accordance with the terms of such options as such terms have been publicly disclosed prior to the date of the Kollmorgen Offer), shares of any other class of capital stock, other voting securities or any securities convertible into, or rights, warrants or options, conditional or otherwise, to acquire, any of the foregoing, (iv) declared or paid, or proposed to declare or pay, any dividend or other distribution, whether payable in cash, securities or other property, on or with respect to any shares of capital stock of the Company (other than (A) a regular cash quarterly dividend not in excess of $0.03 per Share, having customary and usual record and payment dates and (B) in the event the Existing Rights are redeemed, the price of redemption thereof), (v) altered or proposed to alter any material term of any outstanding security (including the Existing Rights) other than to make the Existing Rights inapplicable to the Kollmorgen Offer and the Proposed Merger, (vi) incurred any debt other than in the ordinary course of business or any debt containing burdensome covenants, (vii) authorized, recommended, proposed or entered into an agreement, agreement in principle or arrangement or understanding with respect to any merger, consolidation, liquidation, dissolution, business combination, acquisition of assets, disposition of assets, release or relinquishment of any material contractual or other right of the Company or any of its subsidiaries or any comparable event not in the ordinary course of business, (viii) authorized, recommended, proposed or entered into, or announced its intention to authorize, recommend, propose or enter into, any agreement, arrangement or understanding with any person or group that in the sole judgment of Bidder could adversely affect either the value of the Company or any of its subsidiaries, joint ventures or partnerships or the value of the Shares to Bidder, Parent or any other affiliate of Parent, (ix) entered into or amended any employment, change in control, severance, executive compensation or similar agreement, arrangement or plan with or for the benefit of any of its employees, consultants or directors, or made grants or awards thereunder, other than in the ordinary course of business or entered into or amended any agreements, arrangements or plans so as to provide for increased or accelerated benefits to any such persons, (x) except as may be required by law, taken any action to terminate or amend any employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) of the Company or any of its subsidiaries, or Bidder shall have become aware of any such action that was not disclosed in publicly available filings prior to the date of the Kollmorgen Offer, or (xi) amended or authorized or proposed any amendment to the Company's Articles of Incorporation or Bylaws, or Bidder shall have become aware that the Company or any of its subsidiaries shall have proposed or adopted any such amendment that was not disclosed in publicly available filings prior to the date of the Kollmorgen Offer;

             (l) That a tender or exchange offer for any Shares shall not have been made or publicly proposed to be made by any other person (including the Company or any of its subsidiaries or affiliates), and it shall not have been publicly disclosed and Bidder shall not have otherwise learned that (i) any person, entity (including the Company or any of its subsidiaries) or 'group' (within the meaning of Section 13(d)(3) of the Exchange Act) shall have acquired or proposed to acquire beneficial ownership of more than 5% of any class or series of capital stock of the Company (including the Shares), through the acquisition of stock, the formation of a group or otherwise, or shall have been granted any right, option or warrant, conditional or otherwise, to acquire beneficial ownership of more than 5% of any class or series of capital stock of the Company (including the Shares), other than acquisitions for bona fide arbitrage purposes only and other than as disclosed in a Schedule 13G on file with the Commission prior to the date of the Kollmorgen Offer, (ii) any such person, entity or group that prior to the date of the Kollmorgen Offer had filed such a Schedule 13G with the Commission has acquired or proposes to acquire, through the acquisition of stock, the formation of a group or otherwise, beneficial ownership of 1% or more of any class or series of capital stock of the Company (including the Shares), or shall have been granted any right, option or warrant, conditional or otherwise, to acquire beneficial ownership of 1% or more of any class or series of capital stock of the Company (including the Shares), (iii) any person or group shall have entered into a definitive agreement or an agreement in principle or made a proposal with respect to a tender offer or exchange offer or a merger, consolidation or other business combination with or involving the Company or (iv) any person shall have filed a Notification and Report Form under the HSR Act (or amended a prior filing to increase the applicable filing threshold set forth therein) or made a public announcement reflecting an intent to acquire the Company or any subsidiary or significant assets of the Company;

             (m) That any approval, permit, authorization or consent of any governmental authority or agency shall have been obtained on terms satisfactory to Bidder in its sole discretion;

             (n) Bidder shall not having reached an agreement or understanding with the Company providing for termination of the Kollmorgen Offer, or Bidder, Parent or any other affiliate of Parent not having entered into a definitive agreement or announced an agreement in principle with the Company providing for a merger or other business combination with the Company or the purchase of stock or assets of the Company; and

             (o) That no material contractual right of the Company or any of its subsidiaries or affiliates shall be impaired or otherwise adversely affected, nor any material amount of indebtedness of the Company or any of its subsidiaries, joint ventures or partnerships shall become accelerated or otherwise become due before its stated due date, in either case, with or without notice or the lapse of time or both, as a result of the transactions contemplated by the Kollmorgen Offer or the Proposed Merger and (ii) no covenant, term or condition in any of the Company's or any of its subsidiaries', joint ventures' or partnerships' instruments or agreements is or may be materially adverse to the value of the Shares in the hands of Bidder (including, but not limited to, any event of default that may ensue as a result of the consummation of the Kollmorgen Offer or the Proposed Merger or the acquisition by Parent of control of the Company);

          (xi) The Board's belief, based in part on the factors referred to in paragraphs (i) through (x) above, that the Kollmorgen Offer does not reflect the current value inherent in the Company, and that the interests of the Company and its Shareholders would be best served by the Company exploring strategic and other alternatives available to it for maximizing Shareholder value.

     The foregoing discussion of the information and factors considered and given weight by the Board is not intended to be exhaustive. In view of the variety of factors and the amount of information considered, the Board did not find it practicable to provide specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. The determination to recommend that Shareholders reject the Kollmorgen Offer and the Business Combination was made after consideration of all the factors taken as a whole. In addition, individual members of the Board may have given different weights to different factors.

ITEM 5.  PERSONS RETAINED, EMPLOYED OR TO BE COMPENSATED.

     The Company has retained BARS as its financial advisor with respect to the Kollmorgen Offer and other matters arising in connection therewith, including assisting the Company in exploring alternatives in light of the Kollmorgen Offer. Pursuant to the letter agreement between BARS and the Company dated December 15, 1997 (the 'BARS Engagement Letter'), the Company has agreed to pay BARS as follows: (i) a retainer fee of $250,000, paid to BARS on acceptance of the Engagement Letter; (ii) an advisory fee of $1,000,000 (the 'Advisory Fee')

of which one-half would be payable on June 15, 1998 and one-half on December 15, 1998; (iii) a fee of $250,000 in respect of, and due upon, the provision of a fairness opinion to the Board, and $100,000 in respect of any subsequent fairness opinion provided in respect of an alternative transaction proposed by a person other than Parent, Bidder or an affiliate of either Parent or Bidder;
(iv) if during the term of BARS' engagement under the Engagement Letter, or within 18 months after the termination of BARS' engagement thereunder, a Sale Transaction (as defined below) occurs, then the Company shall pay to BARS a fee of $1,500,000 plus four percent (4%) of the aggregate transaction value (as defined below) thereof in excess of the 'aggregate transaction value' implied by a per share transaction price of $20.50 per fully diluted common share; (v) if during the term of the engagement under the BARS Engagement Letter, or within 18 months after the date of termination of BARS' engagement thereunder, a Divestiture (as defined below) occurs, other than one described in (iv) above, then the Company shall pay to BARS a fee equal to one and one-half percent (1.5%) of the 'aggregate transaction value' of each such transaction, subject (except in limited circumstances) to a minimum fee of $500,000 per transaction. The retainer fee and opinion fees will be credited against the second installment of the advisory fee, and all of such fees will be credited against any Sale Transaction fee. Following payment of a Sale Transaction fee, no future advisory fees will be payable. If during the term of the engagement under the Engagement Letter, or until 18 months after the date of termination of BARS' engagement thereunder, in the event that a transaction other than a Sale Transaction or Divestiture is completed, and the Company retains an advisor or financing agent in connection with such transaction, the Company agrees to retain BARS, or an affiliate of BARS, and will pay BARS or such affiliate a mutually acceptable fee based on industry standards.

     A 'Sale Transaction' will be deemed to occur in the event that, directly or indirectly, in one or a series of related transactions, any merger involving a change in control of the Company is effected, any sale or transfer of all or substantially all of the business, properties or assets of the Company is completed, or there shall occur an acquisition by a person or a 'group' of persons (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of beneficial ownership of any class of capital stock of the Company constituting more than 50% of the outstanding shares of such class of capital stock (or rights to acquire the same), by way of tender or exchange offer, open market purchase, negotiated purchase or otherwise. 'Aggregate transaction value' is defined to include, without limitation, all cash, security and notes paid by the acquiring entity plus funded debt assumed, and in the case of consummation of a Sale Transaction, the acquiror, upon completion of a Sale Transaction, shall be deemed for purposes of calculating such fee to have acquired all of the equity of the Company and assumed all of its funded debt. A 'Divestiture' will be deemed to occur in the event that a divestiture of one or more segments or businesses of the Company, or an acquisition of another entity by the Company, is completed.

     The Company has also agreed to reimburse BARS for its reasonable expenses (including, without limitation, professional and legal fees and disbursements), up to $50,000, incurred in connection with its engagement with respect to the services to be rendered by it, and to indemnify BARS and certain related persons against certain liabilities in connection with its engagement, including certain liabilities under the federal securities laws.

     BARS may also assist the Company in connection with the solicitation of revocations of consents solicited in the Kollmorgen Solicitation. BARS will not receive any fee for, or in connection with, any solicitation activities apart from the fees it is otherwise entitled to receive under its engagement. BARS does not admit or deny that any of its directors, officers or employees is a 'participant' as defined in Schedule 14A promulgated by the Commission under the Securities Exchange Act of 1934, as amended, or that such Schedule 14A requires the disclosure of certain information concerning such persons. In the normal course of its business, BARS regularly buys and sells the Common Stock and other securities for its own account and for the accounts of its customers, which transactions may result from time to time in BARS and its associates having a net 'long' or net 'short' position in the Common Stock or other securities or option contracts or derivatives in or relating to the Company's securities. If BARS assists the Company in connection with the solicitation of revocations of consents solicited in the Kollmorgen Solicitation, such activity will be carried out by a team of individuals consisting of officers and employees of BARS.

     The Company has retained MacKenzie Partners, Inc. ('MacKenzie' ) to assist the Company in connection with its communication with its Shareholders with respect to, and to provide other services to the Company in connection with, the Kollmorgen Offer and possible alternative strategic transactions. MacKenzie may contact Shareholders by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominee Shareholders to forward material relating to the Kollmorgen Offer to Shareholders. MacKenzie will receive reasonable and customary compensation for its services and reimbursement of out-of-pocket expenses in connection therewith. The Company has agreed to indemnify MacKenzie against certain liabilities arising out of or in connection with its engagement.

     The Company has retained Morgen-Walke Associates, Inc. ('Morgen') to assist the Company in connection with its communication with its Shareholders with respect to the Kollmorgen Offer and possible alternative strategic transactions. Morgen will receive reasonable and customary compensation for its services and reimbursement of out-of-pocket expenses in connection therewith. The Company has agreed to indemnify Morgen against certain liabilities arising out of or in connection with its engagement.

     Except as described above, neither the Company, nor any person acting on its behalf, currently intends to employ, retain or compensate any other person to make solicitations or recommendations to Shareholders on its behalf concerning the Kollmorgen Offer.

ITEM 6.  RECENT TRANSACTIONS AND INTENT WITH RESPECT TO SECURITIES.

     (a) To the knowledge of the Company, except as described in the following sentences, no transactions in Shares have been effected within the past 60 days by the Company or any executive officer, director, affiliate or subsidiary of the Company. As described in Item 4, above, the Company redeemed the Existing Rights and adopted the New Rights Agreement and declared a dividend of New Rights thereunder. See also Item 8 below, which sets forth certain information as to the redemption of the Existing Rights, the New Rights and certain related matters.

     On December 15, 1997, the Company redeemed all the $16.978 million principal amount of the Company's 7 3/4% Convertible Subordinated Debentures due June 15, 2003, together with interest accrued thereon, in accordance with the terms of the indenture for such securities.

     (b) To the knowledge of the Company, its executive officers, directors, affiliates and subsidiaries do not presently intend to tender, pursuant to the Kollmorgen Offer, or sell any Shares which are held of record or are beneficially owned by such persons.

ITEM 7.  CERTAIN NEGOTIATIONS AND TRANSACTIONS BY THE SUBJECT COMPANY.

     On August 21, 1996, Mr. Robert J. Cobuzzi, Kollmorgen's Senior Vice President and Chief Financial Officer, telephoned Mr. Richard V. Plat, who was at the time the Company's Executive Vice President, Chief Financial Officer and Secretary, to discuss a possible transaction involving Kollmorgen and the Company. No substantive discussions or negotiations ensued.

     On or about July 18, 1997, Mr. Gideon Argov, Kollmorgen's Chairman, President and Chief Executive Officer, telephoned Mr. Hill to suggest that they meet to discuss ways in which Kollmorgen and the Company might cooperate and the possibility of combining Kollmorgen and the Company. On August 1, 1997, Mr. Hill met with Mr. Argov in Newport Beach, California. The two discussed the two companies and the motion control industry, and Mr. Argov proposed a merger of Kollmorgen and the Company. The merger proposed by Mr. Argov would have been structured as a merger of equals transaction, and Mr. Argov indicated that the key executives of Kollmorgen and the Company would become the senior executives of the combined company. Mr. Hill indicated that he needed more time to consider Mr. Argov's proposal.

     On or about August 13, 1997, Mr. Argov telephoned Mr. Hill to ask whether Mr. Hill had considered Mr. Argov's proposal. Mr. Hill responded that he had, but that he needed more time to do so since the Company was in the midst of a strategic planning process.

     On or about September 15, 1997, Mr. Argov again telephoned Mr. Hill to ask whether Mr. Hill was ready to discuss a possible business combination. Mr. Hill again responded that he was not ready to discuss a possible combination because of the Company's ongoing strategic planning process.

     On October 21, 1997, Mr. Argov telephoned Mr. Hill and again proposed that Kollmorgen and the Company commence discussions regarding a possible merger. Mr.

Hill responded that he had thought about Mr. Argov's suggestion and discussed it with the Board and had concluded that it would not be in the best interests of the Company.

     On October 22, 1997, Mr. Hill telephoned Mr. Argov to offer to sell the Company's Automation Intelligence, Inc. business to Kollmorgen. Mr. Argov indicated that Kollmorgen would not be interested in acquiring only a small piece of the Company's business.

     On December 9, 1997, Mr. Argov telephoned Mr. Hill to inform Mr. Hill that Mr. Argov was authorized by Kollmorgen's Board of Directors to make a proposal to acquire the Company for $20.50 per share in cash and stock, and that Mr. Hill should expect to receive a letter from Mr. Argov making such a proposal. Following the telephone call, Mr. Argov sent to Mr. Hill a letter dated December 9, 1997 setting forth the Original Kollmorgen Proposal.

     On December 12, 1997, Mr. Hill sent a letter to Mr. Argov by telecopy stating the Company would respond to the Original Kollmorgen Proposal offer after having had the chance to fully consider the matter.

     At the meetings held in December, the Board considered and reviewed the feasibility and desirability of exploring a variety of possible alternatives to the Original Kollmorgen Proposal and the Kollmorgen Offer. As stated in Item 4(b) above and based on the factors referred to therein, the Board believes that the interests of the

Company and its Shareholders would be best served by the Company exploring strategic alternatives available to it to maximize Shareholder value, including a possible sale of or other extraordinary transaction involving the Company. These alternatives could lead to and involve negotiations which relate to or could result in a sale of the Company or other such extraordinary transaction, including (i) a purchase, sale or transfer of a material amount of assets by the Company or any of its subsidiaries or a sale or issuance of voting stock, rights or other securities of the Company or any of its subsidiaries, (ii) a tender or exchange offer for, or open market or privately negotiated purchases or other acquisition of securities by or of the Company, (iii) a merger or reorganization involving the Company or any of its subsidiaries, (iv) a material change in the present capitalization or dividend policy of the Company, including a recapitalization of the Company, or (v) a joint venture or other business combination involving the Company or any of its subsidiaries. In this connection, the Company is in the preliminary stages of discussions with various other parties regarding their potential interest in such a possible transaction involving the Company of the type described above and may enter into confidentiality and standstill agreements concerning the furnishing of confidential information to parties indicating an interest in such a transaction and respond to due diligence inquiries.

     The Board has determined that disclosure at this time with respect to these possible transactions or the parties thereto, and the possible terms of any other transactions or proposals of the type referred to above in this Item 7, might jeopardize the initiation or continuation of any discussions or negotiations that the Company may conduct. Accordingly, the Board, on December

21, 1997, adopted a resolution instructing management of the Company not to disclose the possible terms of any such transactions or proposals, or the parties thereto, unless and until an agreement in principle relating thereto has been reached.

     There can be no assurance that any of the foregoing will result in any transaction being recommended to the Board or that any transaction that may be recommended will be authorized or consummated, or that a transaction other than those described herein will not be proposed, authorized or consummated. The initiation or continuation of any of the foregoing may also be dependent upon the future actions of Parent with respect to the Kollmorgen Offer. The proposal, authorization, announcement or consummation of any transaction of the type referred to in this Item 7 could adversely affect or result in withdrawal of the Kollmorgen Offer.

ITEM 8.  ADDITIONAL INFORMATION TO BE FURNISHED.

     Litigation. On December 15, 1997, Parent commenced an action against the Company and its directors in the United States District Court for the Central District of California. The complaint alleges that the defendants have or will breach their fiduciary duties to the shareholders of the Company in connection with the Business Combination, and seeks an order of the Court (i) declaring that failure to redeem the Existing Rights or to render the Existing Rights inapplicable to the Offer and the Proposed Merger, and/or failure to approve the Offer and the Proposed Merger for purposes of Article Fifth would constitute a breach of the defendants' duties under California law; (ii) invalidating the Existing Rights or compelling the defendants to redeem the Existing Rights or render the Existing Rights inapplicable to the Kollmorgen Offer and the Proposed Merger; (iii) requiring the defendants to approve the Kollmorgen Offer and the Proposed Merger for purposes of Article Fifth; and (iv) enjoining the defendants from taking any actions to interfere with the Kollmorgen Offer, the Kollmorgen Solicitation or the Proposed Merger. The time for defendants to respond to the complaint has not yet elapsed.

     On December 15, 1997, an action was commenced against the Company and its directors in the Superior Court of California, County of Orange, by William Steiner, purporting to bring suit as a shareholder on behalf of a proposed class of all public shareholders of the Company. The complaint alleges, among other things, that defendants are obligated to 'arrange for the sale of [the Company] to the highest bidder and that, by virtue of certain conduct alleged to have taken place with respect to the [Business Combination] contacts and Offer, and otherwise, the defendants have breached their fiduciary duties and have failed to exercise independent business judgment'. Plaintiff seeks an order, among other things, requiring defendants to 'arrang[e] the sale of [the Company] to the highest bidder', requiring defendants to 'utilize the poison pill in a manner consistent with maximizing shareholder value', and awarding damages to the proposed class in an unspecified amount. The time for defendants to respond to the Steiner complaint has not yet elapsed.

     The foregoing summaries of litigation are qualified in their respective entireties by reference to the texts of the respective complaints, a copy of each of which is filed as Exhibit 19 and Exhibit 20, respectively, to this Statement and are incorporated herein by reference.

     Articles of Incorporation. Article Fifth provides that the adoption of any agreement for the merger of the Company with, or any sale or other disposition of all or substantially all of the assets of the Company (or in any case greater than fifty percent (50%) of the then fair market value thereof) to, a person that is an 'associate' of the Company (an 'Acquiring Associate') requires (i) the affirmative vote of the holders of at least a majority of the outstanding shares of stock of the Company entitled to vote exclusive of shares owned beneficially by the Acquiring Associate, and (ii) the affirmative vote of the holders of at least two-thirds of the outstanding shares of stock of the Company entitled to vote. Shares held beneficially by an Acquiring Associate include shares beneficially owned by any affiliate or associate of such person and shares such person or its affiliates or associates have the right to acquire pursuant to agreement or with respect to which such person or its affiliates or associates have any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of voting securities of the Company. Article Fifth thus has the effect of increasing the voting requirements that would otherwise be required under applicable law for approval of extraordinary transactions to which it applies.

     Under Article Fifth, (i) an 'associate' of a specified person is (A) any person who is, directly or indirectly, the beneficial owner of five percent (5%) or more of any class of equity securities of such specified person or who is an officer, director, trustee or partner of such specified person or any affiliate of such specified person, (B) any trust or estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as a trustee or in a similar fiduciary capacity, and (C) any relative or spouse of such specified person, or any relative of such spouse, having the same home as such specified person; and (ii) an 'affiliate' of a specified person is any other person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the specified person.

     The enhanced voting requirements of Article Fifth do not apply to any transaction (i) between the Company and its wholly owned subsidiaries; (ii) that is a merger for which approval of the Company's stockholders is not required under California law; (iii) that is a merger in which the Company is the 'surviving entity' (as defined below); or (iv) that has been approved by the Board either unanimously or prior to the acquisition by any associate of the Company of the beneficial ownership of 5% or more of the outstanding Shares. The Company will be deemed the 'surviving entity' in any merger in which (A) the Company's stockholders immediately prior to the merger own immediately after the merger the same stock of the Company they owned immediately prior to the merger (subject to their appraisal rights, if any); and (B) such stockholders, other than the other party to such merger and its affiliates and associates, own immediately after the merger, subject to the same rights, if any, as dissenting stockholders, stock possessing at least a majority of the voting power of the Company, assuming the conversion of all equity securities convertible (immediately or at some future time) into stock entitled to vote and excluding stock received in the merger by reason of the ownership of stock of such other party owned immediately prior to the merger.

     The enhanced voting requirements imposed by Article Fifth also do not apply to any transaction in which all of the following conditions are satisfied:

          (1) The cash or fair market value of the property, securities or other consideration to be received per share by holders of the Company's stock in such transaction is not less than the higher of (i) the highest per share price paid an Acquiring Associate in acquiring any of its holding of Shares or (ii) an amount (not to exceed two times the highest per share price determined in (i), above) which bears the same or greater percentage relationship to the market price of Shares immediately prior to the announcement of such transaction as the highest per share price determined in (i) above bears to the market price of Shares immediately prior to the commencement of acquisition of Shares by such Acquiring Associate; and

          (2) After the Acquiring Associate becomes an associate of the Company and prior to the consummation of such transaction, (i) the Acquiring Associate shall not have acquired any newly issued shares of capital stock, directly or indirectly, from the Company (except upon conversion of convertible securities acquired by it prior to becoming an associate of the Company, upon compliance with the provisions of Article Fifth or as a result of a pro rata stock dividend or stock split), (ii) such Acquiring Associate shall not have received the benefit, directly or indirectly (except proportionately as a stockholder) of any loans, other financial assistance or tax credits provided by the Company, or made any major changes in the Company's business or equity capital structure, and (iii) there shall have been no reduction in the rate of dividends payable on the Common Stock, except as may have been approved by unanimous vote of the Board; and

          (3) A proxy statement meeting the requirements of the Exchange Act shall be mailed to the public stockholders of the Company for the purpose of soliciting stockholder approval of such transaction setting forth (i) any recommendations as to the advisability (or inadvisability) of the transaction which any of the directors may choose to state, and (ii) the opinion of a reputable independent national investment banking firm as to the fairness of the terms of such business combination, from the point of view of the remaining public stockholders of the Company.

Per share price calculations include brokerage commissions, soliciting dealers' fees, dealer-management compensation, and other expenses.

     The Board is empowered to determine for purposes of Article Fifth, on the basis information then known to the Board, the fair market value of any assets of the Company (including the total assets of the Company), the fair market value of Company, whether any person is the beneficial owner of outstanding securities of the Company entitled to vote and the extent of such beneficial ownership, and the applicability of Article Fifth to a particular transaction. Article Fifth further provides that all such determinations are conclusive and binding for all purposes of Article Fifth.

     Article Fifth may be amended only upon receiving the affirmative vote of the holders of at least two-thirds of all outstanding shares of the Company entitled to vote.

     The foregoing description of Article Fifth is qualified in its entirety to reference to the Restated Articles of Incorporation of the Company, a copy of which is attached to this Statement as Exhibit 21 and is incorporated herein by reference.

     The Rights Agreement. On December 21, 1997, the Board redeemed the Existing Rights (effective at such time, and only at such time, as (i) the dividend of New Rights is actually paid and the New Rights have become in all respects effective, (ii) the New Rights are duly registered pursuant to an effective registration statement under the Securities Exchange Act of 1934, as amended, and (iii) the New Rights are listed together with the Common Stock on the New York Stock Exchange) and declared a dividend of a New Right for each outstanding share of Common Stock. The dividend is payable on the earlier to occur of (i) December 21, 1997, or (ii) such date as permitted by the New York Stock Exchange (the 'Record Date') to the stockholders of record on that date. Each New Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series B Junior Participating Preferred Stock, par value $1.00 per share (the 'Preferred Shares'), of the Company at a price of $75 per one one-hundredth of a Preferred Share (the 'Purchase Price'), subject to adjustment. The description and terms of the New Rights are set forth in the New Rights Agreement. Holders of Common Stock will receive a distribution of $0.01 per share of Common Stock in respect of the redemption of the Existing Rights.

     Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an 'Acquiring Person') have acquired beneficial ownership of 10% or more of the outstanding Shares or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 10% or more of the outstanding Common Stock (the earlier of such dates being called the 'Distribution Date'), the New Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate with a copy of this Summary of New Rights attached thereto. In connection with its adoption of the New Rights Agreements, the Board resolved, in accordance with the provisions of the New Rights Agreement, that the Distribution Date will, for all purposes under the New Rights Agreement, be deferred until the earlier of: (i) 10 days after the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such; or (ii) such date as may be subsequently determined by the Board.

     The New Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the New Rights), the New Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the New Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of Common Stock will contain a notation incorporating the New Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the New Rights), the surrender for transfer of any certificates for Common Stock outstanding as of the Record Date, even without such notation or a copy of this Summary of New Rights being attached thereto, will also constitute the transfer of the New Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the New Rights ('Right Certificates') will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the New Rights.

     The New Rights are not exercisable until the Distribution Date. The New Rights will expire on December 21, 2007 (the 'Final Expiration Date'), unless the Final Expiration Date is extended or unless the New Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

     The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the New Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain New Rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding New Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each New Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

     Preferred Shares purchasable upon exercise of the New Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Stock. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Stock. Each Preferred Share will have 100 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Stock. These rights are protected by customary antidilution provisions.

     Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each New Right should approximate the value of one share of Common Stock.

     In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a New Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the New Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the New Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a New Right, other than New Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Stock having a market value of two times the exercise price of the New Right.

     At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Stock, the Board of Directors of the Company may exchange the New Rights (other than New Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Stock, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per New Right (subject to adjustment).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

     At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 10% or more of the outstanding Common Shares, the Board of Directors of the Company may redeem the New Rights in whole, but not in part, at a price of $.01 per New Right (the 'Redemption Price'). The redemption of the New Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the New Rights, the right to exercise the New Rights will terminate and the only right of the holders of New Rights will be to receive the Redemption Price.

     The terms of the New Rights may be amended by the Board of Directors of the Company without the consent of the holders of the New Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the New Rights.

     Until a New Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     The foregoing summary of the New Rights is qualified in its entirety by reference to the New Rights Agreement, a copy of which is filed as Exhibit 22 to this Statement and is incorporated herein by reference.

     California Takeover Statutes. California law requires that holders of non-redeemable common stock receive non-redeemable common stock in a merger of a corporation with a holder (or such holder's affiliate) of more than 50% of the voting power of such corporation but less than 90% of such outstanding shares of common stock, unless all of the holders of such common stock consent to the transaction or it is approved by the California Department of Corporations at a 'fairness hearing' held with respect to such transaction. This provision of California law may have the effect of making a 'cash-out' merger by a majority shareholder more difficult to accomplish.

     California law also provides that, except in certain circumstances, when a tender offer or a proposal for a reorganization (including certain mergers) or for a sale of assets is made by an interested party (generally a controlling or managing party of the target corporation), an affirmative opinion in writing as to the fairness of the consideration to be paid to the shareholders of the target must be delivered to such shareholders. Furthermore, if a tender of shares or vote is sought pursuant to an interested party's proposal and another party subsequently makes a proposal at least ten days prior to the date set for acceptance of the original interested party proposal, the shareholders of the target company must be informed of the later offer and be afforded a reasonable opportunity to withdraw any vote, consent or proxy theretofore given, or to withdraw any shares tendered in response to the original interested party proposal, as the case may be.

     California law provides that in any action to attack the validity of a reorganization (including certain mergers) or to have such reorganization set aside or rescinded, a party to such a reorganization which controls another party to the reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

     Several other states have adopted laws and regulations applicable to attempts to acquire securities of corporations that are incorporated in, or that have substantial assets, shareholders, principal executive offices or principal places of business in, or whose business operations have substantial economic effects in such states. In Edgar v. MITE Corp., the Supreme Court of the United States invalidated on constitutional grounds the Illinois Business Takeover Statute which, as a matter of state securities law, made takeovers of corporations meeting certain requirements more difficult. However, in 1997 in

CTS Corp. V. Dynamics Corp. of America, the United

States Supreme Court held that the State of Indiana permissibly could, as a matter of corporate law and, in particular, with respect to those aspects of corporate law relating to corporate governance, constitutionally disqualify a potential acquiror from voting on the affairs of a target corporation without the prior approval of the remaining shareholders. In such case, the law before the Court was by its terms applicable only to corporations that had a substantial number of shareholders in the state and were incorporated there.

     The Company, directly or through its subsidiaries, conducts business in numerous states throughout the United States, some of which have enacted forms of anti-takeover laws. The Company can not state whether any of these laws could or will, by their terms, apply to the Kollmorgen Offer or the Proposed Merger. If it is asserted that one or more state takeover laws is or are applicable to the Kollmorgen Offer or the Proposed Merger, and a court having jurisdiction over such matter does not determine that it is inapplicable as applied to either of them, Bidder or Parent may be required to file certain information with, or receive additional approvals from, the relevant state authorities or be subject to being enjoined from accepting payment for any Shares tendered pursuant to the Kollmorgen Offer or from consummating the Proposed Merger, or the consummation of either of them may be delayed.

ITEM 9.  MATERIAL TO BE FILED AS EXHIBITS.

     The following Exhibits are filed herewith:

Exhibit 1  -- Pages 2, 3 and 5 through 10 of Proxy Statement dated March 14,
              1997 relating to the Company's 1997 Annual Meeting of
              Stockholders.*

Exhibit 2  -- Form of Indemnification Agreement by and between the Company and each of the Company's directors and with Messrs. Schlotterbeck and Hickman.*

Exhibit 3  -- Employment Agreement dated as of February 17, 1997 by and between the Company and Lester Hill (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the period ending March 28, 1997 (the 'March 1997 10-Q')).

Exhibit 4  -- Employment Agreement dated as of July 7, 1997 by and between the
              Company and David L. Schlotterbeck (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the period ended June 23, 1997 (the 'June 1997 10-Q')).

Exhibit 5  -- Employment Agreement dated as of July 7, 1997 by and between the
              Company and Winston E. Hickman (incorporated by reference to the June 1997 10-Q).

Exhibit 6  -- Nonstatutory Stock Option Agreement dated as of February 18, 1997 by and between the Company and Lester Hill (incorporated by reference to the March 1997 10-Q).


Exhibit 7  -- Nonstatutory Stock Option Agreement dated as of July 7, 1997 by and between the Company and David Schlotterbeck (incorporated by reference to the June 1997 10-Q).

Exhibit 8  -- Nonstatutory Stock Option Agreement dated as of July 7, 1997 by and between the Company and Winston Hickman (incorporated by reference to the June 1997 10-Q).

Exhibit 9  -- 1997 Pacific Scientific Company Change of Control Severance Plan.*

Exhibit 10 -- First Amendment to Pacific Scientific Company 1995 Stock Option
              Plan.*

Exhibit 11 -- First Amendment to Pacific Scientific Company 1992 Key Employee
              Stock Option Plan.*

Exhibit 12 -- Amendment No. 1 to Nonstatutory Stock Option Agreement, dated as of December 21, 1997, by and between the Company and David Schlotterbeck.*

Exhibit 13 -- Amendment No. 1 to Nonstatutory Stock Option Agreement, dated as of December 21, 1997, by and between the Company and Lester Hill.*

Exhibit 14 -- Amendment No. 1 to Nonstatutory Stock Option Agreement, dated as of December 21, 1997, by and between the Company and Winston E. Hickman.*

Exhibit 15 -- Letter to Mr. Lester Hill, Chairman and Chief Executive Officer of
              the Company, from Mr. Gideon Argov, President and Chief Executive Officer of Kollmorgen, dated December 9, 1997.*

Exhibit 16 -- Letter to Mr. Lester Hill, Chairman and Chief Executive Officer of
              the Company, from Mr. Gideon Argov, President and Chief Executive Officer of Kollmorgen, dated December 15, 1997.*

Exhibit 17 -- Letter to Shareholders of the Company dated December 22, 1997
              (included with the Schedule 14D-9 mailed to Shareholders).*

Exhibit 18 -- Press Release issued by the Company on December 22, 1997.*

Exhibit 19 -- Complaint in Kollmorgen Corporation vs. Pacific Scientific Company
              (U.S. District Court for the Federal District of California) filed on December 15, 1997.*

Exhibit 20 -- Complaint in Steiner vs. Pacific Scientific Company filed on
              December 15, 1997 (Superior Court of California, County of
              Orange).*

Exhibit 21 -- Restated Articles of Incorporation of the Company as filed with the Secretary of State of the State of California on July 28, 1995 (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the period ending June 30, 1995).

Exhibit 22 -- Preferred Share Purchase Rights Plan, dated as of December 21,
              1997, by and between the Company and ChaseMellon Shareholder Services, L.L.C. as Rights Agent.*

Exhibit 23 -- Pacific Scientific Preliminary Proxy Statement Pursuant to Section
              14(a) of the Exchange Act as filed on December 22, 1997 (incorporated by reference to the Pacific Scientific Preliminary Proxy Statement Pursuant to Section 14(a) of the Exchange Act as filed on December 22, 1997).

Exhibit 24 -- Form of Certificate of Determination of Preference of the Series B
              Junior Participating Preferred Stock.*

------------------
*Filed herewith

                                   SIGNATURE

     After reasonable inquiry and to the best of its knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete and correct.

                                 PACIFIC SCIENTIFIC COMPANY

                                 By: /s/ LESTER HILL
                                     Name: Lester Hill
                                     Title: Chairman and Chief Executive Officer
Dated: December 22, 1997

                                                                         ANNEX A

BancAmerica
ROBERTSON STEPHENS

                                          December 21, 1997

Board of Directors
Pacific Scientific Company
620 Newport Center Drive
Suite 700
Newport Beach, California 92660

Members of the Board:

     We understand that Torque Corporation ('Purchaser'), a Delaware corporation and a wholly owned subsidiary of Kollmorgen Corporation ('Kollmorgen' and, together with Purchaser, the 'Bidder'), a New York corporation, has proposed to acquire all of the equity interests in Pacific Scientific Company, a California corporation (the 'Company'), pursuant to (i) a tender offer (the 'Kollmorgen Offer') to purchase, for $20.50 in cash per share, 6,347,241 shares of common stock, par value $1.00 per share ('Common Stock') of the Company, including certain associated preferred stock purchase rights (the 'Rights' and, together with the Common Stock, the 'Shares'), and (ii) following consummation of the Kollmorgen Offer, a merger or similar business combination pursuant to which each Share would be converted into the right to receive a number of shares of common stock, par value $2.50 per share, of Kollmorgen (the 'Kollmorgen Common Stock') determined by a formula based upon the price of Kollmorgen Common Stock during a fixed period prior to the time the Proposed Merger would be voted upon by the holders of Common Stock and having a nominal value of $20.50 per share of Common Stock (the 'Proposed Merger,' and together with the Kollmorgen Offer, the 'Business Combination'), all as set forth in the Offer to Purchase and Letter of Transmittal, each dated December 15, 1997 (together, the 'Offer to Purchase') and the Schedule 14D-1 of which the Offer to Purchase is a part.

     You have asked our opinion with respect to the adequacy, from a financial point of view, to the shareholders of the Company (other than the Bidder), of the consideration offered in the Business Combination.

     For purposes of this opinion we have (i) reviewed the Offer to Purchase and the proposed terms of the Business Combination; (ii) reviewed financial information with respect to the Company furnished to us by the Company, including certain internal financial analyses and forecasts and projections prepared by the management of the Company; (iii) reviewed publicly available information relating to the Company; (iv) held discussions with the management of the Company concerning the business, past and current operations, financial condition and future prospects of the Company; (v) reviewed the stock price and trading histories of the Company and Kollmorgen; (vi) reviewed publicly available information relating to Kollmorgen; (vii) considered alternative transactions possibly available to the Company; and (viii) made such other studies and inquiries, and reviewed such other data, as we deemed relevant.

     In connection with our opinion, we assumed and relied upon, without independent verification, the accuracy and completeness of all information reviewed by us in connection with our opinion and have relied upon the assurances of management of the Company that they are not aware of any facts that would make such information inaccurate or misleading. Furthermore, we did not obtain any independent evaluation or appraisal of the properties or assets or liabilities (contingent or otherwise) of the Company, nor were we furnished with any such evaluation or appraisal. With respect to the financial forecasts and projections (and the assumptions and bases therefor) of the Company which we have reviewed, upon advice of the Company we have assumed that such forecasts and projections have been reasonably prepared in good faith on the basis of reasonable assumptions and reflect the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company, and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by the management of the Company. We have, with your consent, compared the consideration offered in the Business Combination to strategic and other alternatives which may be available to the Company and which we have discussed with you. We reviewed publicly available information concerning Kollmorgen but did not hold discussions with the management of Kollmorgen. We have also assumed that the Kollmorgen Offer will be conducted upon the terms set forth in the Offer to Purchase without material alteration thereof. We have relied as to all legal matters relevant to rendering our opinion on the advice of counsel.

     While we believe that our review, as described herein, is an adequate basis for the opinion that we express, this opinion is necessarily based upon market, economic, and other conditions as in effect on, and information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting this opinion which may come or be brought to our attention after the date of this opinion.

     Our opinion is limited to the adequacy, from a financial point of view and as of the date hereof, of the consideration offered in the Business Combination. We do not express any opinion as to the value of the Common Stock or the Kollmorgen Common Stock.

     We may, from time to time, trade in the securities of the Company and Kollmorgen for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or a short position in such securities. We are acting as financial advisor to the Company in connection with the Kollmorgen Offer and may provide financial advisory and financing services with respect to other transactions in the future. We will receive fees in connection with the rendering of this opinion and rendering such services, and the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion or such services.

     Our opinion is being rendered at the request of and for the use and benefit of the Board of Directors of the Company. Our opinion is not intended to be and does not constitute a recommendation to any shareholder of the Company as to whether to tender Shares in the Kollmorgen Offer or what actions to take with respect to the pending consent solicitation by Kollmorgen or the Proposed Merger.

     Based upon and subject to the foregoing, it is our opinion, as investment bankers, that, as of the date hereof, the consideration offered in the Business Combination is inadequate to the shareholders of the Company (other than the Bidder) from a financial point of view.

                                          Very truly yours,

                                          BANCAMERICA ROBERTSON STEPHENS

                                 EXHIBIT INDEX

EXHIBIT NO.
-----------

Exhibit 1  -- Pages 2, 3 and 5 through 10 of Proxy Statement dated March 14,
              1997 relating to the Company's 1997 Annual Meeting of
              Stockholders.*

Exhibit 2  -- Form of Indemnification Agreement by and between the Company and each of the Company's directors and with Messrs. Schlotterbeck and Hickman.*

Exhibit 3  -- Employment Agreement dated as of February 17, 1997 by and between the Company and Lester Hill (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the period ending March 28, 1997 (the 'March 1997 10-Q')).

Exhibit 4  -- Employment Agreement dated as of July 7, 1997 by and between the
              Company and David L. Schlotterbeck (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the period ended June 23, 1997 (the 'June 1997 10-Q')).

Exhibit 5  -- Employment Agreement dated as of July 7, 1997 by and between the
              Company and Winston E. Hickman (incorporated by reference to the June 1997 10-Q).

Exhibit 6  -- Nonstatutory Stock Option Agreement dated as of February 18, 1997 by and between the Company and Lester Hill (incorporated by reference to the March 1997 10-Q).

Exhibit 7  -- Nonstatutory Stock Option Agreement dated as of July 7, 1997 by and between the Company and David Schlotterbeck (incorporated by reference to the June 1997 10-Q).

Exhibit 8  -- Nonstatutory Stock Option Agreement dated as of July 7, 1997 by and between the Company and Winston Hickman (incorporated by reference to the June 1997 10-Q).

Exhibit 9  -- 1997 Pacific Scientific Company Change of Control Severance Plan.*

Exhibit 10 -- First Amendment to Pacific Scientific Company 1995 Stock Option
              Plan.*

Exhibit 11 -- First Amendment to Pacific Scientific Company 1992 Key Employee
              Stock Option Plan.*

Exhibit 12 -- Amendment No. 1 to Nonstatutory Stock Option Agreement, dated as of December 21, 1997, by and between the Company and David Schlotterbeck.*

Exhibit 13 -- Amendment No. 1 to Nonstatutory Stock Option Agreement, dated as of December 21, 1997, by and between the Company and Lester Hill.*


Exhibit 14 -- Amendment No. 1 to Nonstatutory Stock Option Agreement, dated as of December 21, 1997, by and between the Company and Winston E. Hickman.*

Exhibit 15 -- Letter to Mr. Lester Hill, Chairman and Chief Executive Officer of
              the Company, from Mr. Gideon Argov, President and Chief Executive Officer of Kollmorgen, dated December 9, 1997.*

Exhibit 16 -- Letter to Mr. Lester Hill, Chairman and Chief Executive Officer of
              the Company, from Mr. Gideon Argov, President and Chief Executive Officer of Kollmorgen, dated December 15, 1997.*

Exhibit 17 -- Letter to Shareholders of the Company dated December 22, 1997
              (included with the Schedule 14D-9 mailed to Shareholders).*

Exhibit 18 -- Press Release issued by the Company on December 22, 1997.*

Exhibit 19 -- Complaint in Kollmorgen Corporation vs. Pacific Scientific Company
              (U.S. District Court for the Federal District of California) filed on December 15, 1997.*

Exhibit 20 -- Complaint in Steiner vs. Pacific Scientific Company filed on
              December 15, 1997 (Superior Court of California, County of
              Orange).*

Exhibit 21 -- Restated Articles of Incorporation of the Company as filed with the Secretary of State of the State of California on July 28, 1995 (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the period ending June 30, 1995).

Exhibit 22 -- Preferred Share Purchase Rights Plan, dated as of December 21,
              1997, by and between the Company and ChaseMellon Shareholder Services, L.L.C. as Rights Agent.*

Exhibit 23 -- Pacific Scientific Preliminary Proxy Statement Pursuant to Section
              14(a) of the Exchange Act as filed on December 22, 1997 (incorporated by reference to the Pacific Scientific Preliminary Proxy Statement Pursuant to Section 14(a) of the Exchange Act as filed on December 22, 1997).

Exhibit 24 -- Form of Certificate of Determination of Preference of the Series B
              Junior Participating Preferred Stock.*

------------------
*Filed herewith